Exhibit 10.14

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment") dated as of December 27, 2006, to the CREDIT AGREEMENT dated as of May 3l, 2005, as amended by that certain Amendment No. 1 and Waiver dated February 22, 2006, as further amended by that certain Amendment No. 2 and Waiver dated May 30, 2006, and as further amended by that certain Amendment No. 3 and Waiver dated as of November 7, 2006 (as may be further amended, restated, modified or replaced, the "Credit Agreement"), among JAMES RIVER COAL COMPANY (the "Borrower"), the LENDERS from time to time party thereto, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.

A.    Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B.    The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, in each case pursuant to the terms and subject to the applicable conditions set forth herein.

C.    The undersigned Lenders are willing, pursuant to the terms and subject to the applicable conditions set forth herein, to approve such amendments.

D.    Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement (as amended hereby).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the applicable conditions set forth herein, the parties hereto intending to be legally bound hereby agree as follows:

SECTION 1. Amendment of the Definition of Applicable Rate. The last sentence of the defined term "Applicable Rate" contained in Section 1.01 [Defined Terms] of the Credit Agreement is hereby amended in its entirety as follows:

"Notwithstanding anything herein to the contrary, from the Fourth Amendment Effective Date and thereafter, the Loan ABR Spread shall be 3.50% and the Loan Eurodollar Spread shall be 4.75%, if, however, the Borrower consummates the Bell County Disposition by February 15, 2007, the Loan ABR Spread shall be decreased to 3.00% and the Loan Eurodollar Spread shall be decreased to 4.25%."

SECTION 2. Amendment of Section 1.01[Defined Terms]. Section 1.01 [Defined Terms] of the Credit Agreement is hereby amended by inserting the following new definitions into Section 1.01 in alphabetical order thereto:

" 'Bell County Disposition' means the sale by the Borrower of its equity interest in Bell County Coal Company pursuant to purchase and sale documents reasonably satisfactory to the Administrative Agent. "

" 'Fourth Amendment' means the Amendment No. 4 to Credit Agreement among the Borrower, the Lenders party thereto and the Administrative Agent dated as of the Fourth Amendment Effective Date. "

" 'Fourth Amendment Effective Date' means the date on which the Fourth Amendment becomes effective in accordance with its terms. "

SECTION 3. Amendment of Section 2.12(c). Section 2.12(c) of the Credit Agreement is hereby amended as follows:

(a) Clause (i)(a) of Section 2.12(c) is hereby amended in its entirety as follows:

" (a) 4.75% per annum for the period commencing on the Fourth Amendment Effective Date and thereafter, if, however, the Borrower consummates the Bell County Disposition by February 15, 2007, such rate shall decrease to 4.25% per annum for the period commencing upon the consummation of the Bell County Disposition and thereafter plus".

(b) The last sentence of Section 2.12(c) is hereby deleted in its entirety, which sentence previously read as follows: "Notwithstanding anything contrary contained in the Credit Agreement, the interest rate referenced in Section 2.12(c)(i)(a) shall increase to 3.50% for the period commencing on October 1, 2006 and thereafter."

SECTION 4. Amendment of Section 5.01 [Financial Statements and Other Information]. Section 5.01 [Financial Statements and Other Information] of the Credit Agreement is hereby amended by adding the following Section 5.01(i) thereto:

"(i) within two (2) Business Days after the end of each week, its weekly management report for such week."

SECTION 5. Section 6.05 [Asset Sales]. Section 6.05 [Asset Sales] of the Credit Agreement is hereby amended by inserting at the end thereof the following new sentence: "Notwithstanding the provisions of this Section 6.05, so long as no Default or Event of Default exists at such time, the Borrower shall be permitted to consummate the Bell County Disposition."

SECTION 6. Section 6.12 [Fixed Charge Coverage Ratio] Deleted. Article VI [Negative Covenants] of the Credit Agreement is hereby amended by deleting Section 6.12 [Fixed Charge Coverage Ratio].

SECTION 7. Section 6.13 [Leverage Ratio]. Section 6.13 [Leverage Ratio] of the Credit Agreement is hereby amended in its entirety as follows:

" SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of the applicable period set forth in the chart below to exceed the ratio as set forth below opposite such period:

Period ended	Leverage Ratio
December 31, 2006	4.00 to 1.00
March 31, 2007	4.25 to 1.00
June 30, 2007	3.80 to 1.00
September 30, 2007	3.40 to 1.00
December 31, 2007 through June 30, 2008	3.00 to 1.00
September 30, 2008 through December 31, 2008	2.75 to 1.00
March 31, 2009 and thereafter	2.50 to 1.00 "

SECTION 8. Section 6.15 [Maximum Capital Expenditures]. Section 6.15(a) of the Credit Agreement is hereby amended in its entirety as follows:

" (a) The aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any period shall not exceed the amount set forth below opposite such period:

Period	Amount
Fiscal year ended December 31, 2006	$65,000,000
Fiscal quarter year ended March 31, 2007	$10,500,000
Fiscal quarter year ended June 30, 2007	$15,500,000
Fiscal quarter year ended September 30, 2007	$14,000,000
Fiscal quarter year ended December 31, 2007	$12,100,000
Fiscal year ended December 31, 2008	$55,000,000
Fiscal year ended December 31, 2009 and each fiscal year thereafter	$65,000,000 "

SECTION 9. Section 6.18 [Minimum Consolidated EBITDA]. Section 6.18 [Minimum Consolidated EBITDA] of the Credit Agreement is hereby amended in its entirety as follows:

"SECTION 6.18. Minimum Consolidated EBITDA. The Borrower shall generate Consolidated EBITDA in an amount greater than or equal to the amounts set forth on the chart below as of the end of the applicable period of four consecutive fiscal quarters as set forth below:

Period ended	Consolidated EBITDA
March 31, 2007	$40,000,000
June 30, 2007	$45,000,000
September 30, 2007	$50,000,000
December 31, 2007	$60,000,000
March 31, 2008	$65,000,000
June 30, 2008 and thereafter	$70,000,000 "

SECTION 10. Section 6.19 [Minimum Liquidity]. Section 6.19 [Minimum Liquidity] of the Credit Agreement is hereby amended in its entirety as follows:

"SECTION 6.19. Minimum Liquidity. The Borrower's Liquidity shall not be less than $20,000,000 on February 28, 2007, as demonstrated to the reasonable satisfaction of the Administrative Agent together with the delivery to the Administrative Agent and the Lenders of books, records, documents and other evidence therefor."

SECTION 11. Agreement with respect to Credit-Linked Deposits. Subject to the conditions set forth herein, the undersigned Lenders hereby agree that notwithstanding the Borrower's failure to give prior notice in accordance with provisions of Section 2.08(c) of the Credit Agreement with respect to the Borrower's election to reduce the Total Credit-Linked Deposits, the Borrower shall be permitted, and hereby irrevocably directs the Administrative Agent to, reduce the aggregate amount Total Credit-Linked Deposits by $10,000,000 on December 29, 2006 and to distribute such Total Credit-Linked Deposits in accordance with Section 2.08(c) of the Credit Agreement. After the Fourth Amendment Effective Date, notwithstanding anything contained in the Credit Agreement to the contrary, the Borrower shall not be permitted to request Letters of Credit that would cause the Synthetic LC Exposure to exceed $65,000,000.

SECTION 12. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    None of the execution, delivery or performance by the Borrower of this Amendment or the compliance by the Borrower with the terms and provisions hereof (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Borrower or any of its respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Borrower or any of its respective Subsidiaries is a party or by which Borrower or any of its respective Subsidiaries or any of the property or assets of Borrower or any of its respective Subsidiaries are bound or to which Borrower or any of its respective Subsidiaries may be subject or (iii) will violate any provision of the certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of Borrower or any of its respective Subsidiaries.

(c)    The representations and warranties of Borrower set forth in the Loan Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(d)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 13. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each consenting Lender that delivers an executed counterpart of this Amendment to the Administrative Agent prior to 5:00 p.m., New York City time, on December 29, 2006, an amendment fee in an amount equal to 0.25% of such Lender's Revolving Exposures, Synthetic LC Exposure, unused Revolving Commitments and Excess Credit-Linked Deposits as of such date and after giving effect to this Amendment.

SECTION 14. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") on which each of the following conditions has been satisfied:

(a)    the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders;

(b)    the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Effective Date, to the effect that the representations and warranties set forth in Section 12 hereof are true and correct;

(c)    the Borrower shall have deposited with the Administrative Agent, in immediately available funds, the Amendment Fee referred to in Section 13 hereof for the account of each of the Lenders entitled thereto so as to enable the Administrative Agent to make payments of the Amendment Fee to each of the Lenders as each of them delivers an executed counterpart of this Amendment;

(d)    to the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent; and

(e)    the Borrower shall have delivered to the Administrative Agent and the Lenders its weekly management reports from December 1, 2006, including the weeks ended December 8, 2006, December 15, 2006 and December 22, 2006.

SECTION 15. Effect of Amendment. Except as specifically set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, any Agent, the Collateral Agent, the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 16. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 18. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Buchanan Ingersoll & Rooney PC, counsel for the Administrative Agent.

SECTION 19. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

JAMES RIVER COAL COMPANY, as Borrower By: /s/ Samuel M. Hopkins, II Name: Samuel M. Hopkins, II Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Administrative Agent By: _______________________________ Name: _____________________________ Title: ______________________________

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT]

To Approve the Amendment:

Name of Institution: ______________________________ By: _______________________________ Name: _____________________________ Title: ______________________________